Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2018 THIRD QUARTER RESULTS

October 29, 2018 - FHLBank Topeka (FHLBank) announces its third quarter 2018 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $41.5 million for the three months ended September 30, 2018 compared to $49.5 million for the three months ended September 30, 2017. For the nine months ended September 30, 2018, FHLBank is reporting net income of $126.8 million compared to $148.8 million for the nine months ended September 30, 2017. During the third quarter of 2018, FHLBank increased the dividend paid on the average outstanding shares of Class A Common Stock to 2.00 percent from 1.50 percent and increased the dividend paid on the average outstanding shares of Class B Common Stock to 7.25 percent from 6.75 percent. Other operating highlights from the third quarter of 2018 and the nine months then ended are presented below. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2018 with the Securities and Exchange Commission (SEC) on or about November 8, 2018.

Operating Highlights

•	Total assets increased $3.2 billion, or 6.7 percent, from December 31, 2017 to September 30, 2018 due primarily to increases in advances and mortgage loans;

•
Advances increased $2.2 billion, or 8.3 percent, from December 31, 2017 to September 30, 2018, while the average balance of advances decreased $5.1 billion, or 15.9 percent, during the third quarter of 2018 compared to the prior year period;

•	Mortgage loans held for portfolio increased $0.8 billion, or 11.4 percent, from December 31, 2017 to September 30, 2018, reaching a record high for FHLBank of $8.1 billion;

•
Net income decreased $8.0 million, or 16.2 percent, for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 due primarily to a decline in net fair value of $8.5 million on trading securities and derivatives that do not qualify for hedge accounting (economic derivatives);

•
Net interest income, FHLBank's largest source of income, decreased $1.3 million, or 1.8 percent, for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 despite an increase of two basis points in net interest margin;

•	Net interest margin increased from 0.51 percent to 0.53 percent for the three months ended September 30, 2018 compared to the three months ended September 30, 2017; and

•	Return on average equity (ROE) was 6.89 percent for the three months ended September 30, 2018 compared to 8.00 percent for the three months ended September 30, 2017.

GAAP Income
The $1.3 million decrease in net interest income for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 was due primarily to a decline in the average balance of advances between periods driven by a change in the relationship between certain short-term rates and the resulting increase in advance rates. Net interest margin increased from 0.51 percent to 0.53 percent for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 due primarily to an increase in short-term rates. Net income for the nine months ended September 30, 2018 decreased $22.0 million, or 14.8 percent, compared to the prior year period also primarily due to a decline in net fair value of $27.6 million on trading securities and economic derivatives. The fair value decline on the trading securities for both the three- and nine-month periods was due to increases in mortgage and Treasury interest rates, which were partially offset by the positive fair value fluctuations for the related interest rate swaps caused by the increase in LIBOR. Further, the relationship between one- and three-month LIBOR for both the three- and nine-month periods caused fair value losses on basis swaps economically hedging consolidated obligations. These rate movements and the associated operational impact resulted in a decrease in ROE, from 8.00 percent for the three months ended September 30, 2017 to 6.89 percent for the three months ended September 30, 2018, despite a decrease in average capital. The $22.0 million decrease in net income for the nine months ended September 30, 2018 compared to the prior year period combined with an increase in average capital for the nine months ended September 30, 2018 compared to the prior year period also resulted in a decrease in ROE, from 8.37 percent for the nine months ended September 30, 2017 to 6.74 percent for the nine months ended September 30, 2018.

About FHLBank’s Non-GAAP Financial Measures
Because FHLBank's business model is primarily one of holding assets and liabilities to maturity, FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility or transactions that are considered unpredictable or not routine. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Comparative adjusted income and adjusted net interest income for the three and nine months ended September 30, 2018 and 2017 are calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Calculation of Adjusted Income:	(Amounts in thousands)		(Amounts in thousands)
Net Income, as reported under GAAP for the period	$41,504	$49,514	$126,843	$148,848
Affordable Housing Program (AHP) assessments	4,618	5,510	14,113	16,554
Income before AHP assessments	46,122	55,024	140,956	165,402
Derivative (gains) losses[1]	(7,224)	(2,766)	(34,253)	(3,026)
Trading (gains) losses	11,514	(3,319)	50,495	(16,400)
Prepayment fees on terminated advances	(153)	(161)	(254)	(1,331)
Net (gains) losses on sale of held-to-maturity securities	(1,529)	—	(1,591)	—
Total excluded items	2,608	(6,246)	14,397	(20,757)
Adjusted income (a non-GAAP measure)	$48,730	$48,778	$155,353	$144,645
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on economic hedges.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, remained relatively flat for the three months ended September 30, 2018 and increased $10.7 million for the nine months ended September 30, 2018 compared to the same periods in the prior year. The increase for the nine-month period was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on economic hedges (i.e., derivatives that do not qualify for hedge accounting that are matched to assets, liabilities, or commitments). Adjusted net interest income increased for the three- and nine-months ended September 30, 2018 compared to the same periods in the prior year due to the increase in LIBOR during these periods, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, increased by four basis points and one basis point for the three- and nine- months ended September 30, 2018, respectively, compared to the same periods in the prior year. Under GAAP, the net interest amount that converts fixed rate investments that are economically swapped to a variable rate is recorded as part of net gains (losses) on derivatives and hedging activities rather than net interest income. For the purpose of calculating adjusted net interest margin, these fixed rate investments are considered to be variable rate investments and the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods. Under GAAP, an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin.

	Three Months Ended		Nine Months Ended
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands)		(Dollar amounts in thousands)
Net interest income, as reported under GAAP for the period	$67,659	$68,927	$203,022	$200,876
Net interest settlements on derivatives not qualifying for hedge accounting	(1,192)	(3,088)	(4,592)	(12,707)
Prepayment fees on terminated advances	(153)	(161)	(254)	(1,331)
Adjusted net interest income (a non-GAAP measure)	$66,314	$65,678	$198,176	$186,838

Net interest margin, as calculated under GAAP for the period	0.53%	0.51%	0.50%	0.51%
Adjusted net interest margin (a non-GAAP measure)	0.52%	0.48%	0.49%	0.48%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges. Net interest payments or receipts on economic hedges flow through net gains (losses) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are economically swapped to a variable rate.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increases in adjusted ROE between the comparative periods in the prior year are a function of the increases in adjusted net income and the change in the average balances of capital for the periods. Adjusted ROE as a spread to the average overnight Federal funds effective rate decreased during the three- and nine-months ended September 30, 2018 compared to the same periods in the prior year despite the increases in adjusted ROE for both periods due to increases in the target range for the Federal funds effective rate between periods.

Adjusted ROE spread for the three and nine months ended September 30, 2018 and 2017 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands)		(Dollar amounts in thousands)
Average GAAP total capital for the period	$2,388,912	$2,456,549	$2,516,496	$2,376,455
ROE, based upon GAAP net income	6.89%	8.00%	6.74%	8.37%
Adjusted ROE, based upon adjusted income	8.09%	7.88%	8.25%	8.14%
Average overnight Federal funds effective rate	1.92%	1.16%	1.70%	0.94%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.17%	6.72%	6.55%	7.20%

Financial Highlights
Attached are highlights of FHLBank’s financial position as of September 30, 2018 and December 31, 2017 and highlights of the results of operations for the three and nine months ended September 30, 2018 and 2017. FHLBank’s Form 10-Q for the quarter ended September 30, 2018 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about November 8, 2018.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights

Selected Financial Data (dollar amounts in thousands):

	09/30/2018	12/31/2017
Financial Position
Investments[1]	$14,440,009	$13,998,599
Advances	28,471,709	26,295,849
Mortgage loans held for portfolio, net	8,114,220	7,286,397
Total assets	51,297,350	48,076,605
Deposits	446,282	461,769
Consolidated obligations, net[2]	48,254,250	44,935,119
Total liabilities	48,907,457	45,570,502
Total capital stock	1,463,923	1,640,039
Retained earnings	894,016	840,406
Total capital	2,389,893	2,506,103

Regulatory capital[3]	2,362,475	2,485,757

	Three Months Ended		Nine Months Ended
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Results of Operations
Interest income	$317,122	$228,008	$906,627	$595,023
Interest expense	249,463	159,081	703,605	394,147
Net interest income before loan loss (reversal) provision	67,659	68,927	203,022	200,876
Provision (reversal) for credit losses on mortgage loans	(391)	(171)	(345)	(196)
Net gains (losses) on trading securities	(11,514)	3,319	(50,495)	16,400
Net gains (losses) on derivatives and hedging activities	6,032	(322)	29,661	(9,681)
Other income	3,982	2,464	9,809	7,775
Other expenses	20,428	19,535	51,386	50,164
Income before assessments	46,122	55,024	140,956	165,402
AHP assessments	4,618	5,510	14,113	16,554
Net income	41,504	49,514	126,843	148,848

Net interest margin[4]	0.53%	0.51%	0.50%	0.51%
Weighted average dividend rate[5]	6.32%	5.81%	6.10%	5.76%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.